EXHIBIT 99.1

Pinnacle is italicized per client preference
Consolidated Financial Statements Braddock Holdings, LLC (A Limited Liability Company) Years ended December 28, 2003 and December 29, 2002 with Report of Independent Auditors

Braddock Holdings, LLC
(A Limited Liability Company)

Consolidated Financial Statements

Years ended December 28, 2003 and December 29, 2002

Contents

Report of Independent Auditors

Board of Directors and Members
Braddock Holdings, LLC

We have audited the accompanying consolidated balance sheets of Braddock Holdings, LLC (the Company), as of December 28, 2003 and December 29, 2002, and the related consolidated statements of operations, changes in members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Braddock Holdings, LLC at December 28, 2003 and December 29, 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

ey

/s/Ernst & Young LLP

January 16, 2004

Braddock Holdings, LLC
(A Limited Liability Company)
Consolidated Balance Sheets

	December 28	December 29
	2003	2002
	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$ 1,092	$ 3,239
Receivables	7,067	3,931
Inventories	6,153	5,000
Prepaid and other assets	182	69
Total current assets	14,494	12,239
Property, plant, and equipment-net	1,937	1,973
Intellectual property-net	284	-

Total assets	$ 16,715	$ 14,212

Liabilities and members' equity
Current liabilities:
Bank debt-short term	$ -	$ 870
Accounts payable-trade	3,210	2,592
Other accrued liabilities	1,048	832
Distributions payable	929	1,066
Capital lease	23	22

Total current liabilities	5,210	5,382

Capital lease-long term	4	27
Bank debt-long term	-	2,262

Total liabilities	5,214	7,671

Minority interest	3,911	2,305

Members' equity:
Common stock, Class A, $1 par value, 28,283 shares authorized,
issued and outstanding	14	14
Common stock, Class B, $1 par value, 2,800,000 shares authorized, 2,058,000 issued and outstanding	2,058	2,058
Accumulated earnings	5,518	2,164

Total members' equity	7,590	4,236

Total liabilities and members' equity	$16,715	$14,212

See accompanying notes.

Braddock Holdings, LLC
(A Limited Liability Company)

Consolidated Statements of Operations

	Years ended
	December 28	December 29
	2003	2002

	(In Thousands)

Net sales	$38,037	$33,659
Costs and expenses:
Cost of sales	27,997	25,967
Selling, general and administrative	2,993	2,455
Research and development	44	93
Management fee	150	150
Interest expense-net	113	142
Taxes paid	20	26
Minority interest in income of consolidated subsidiary	2,690	1,550
Change in preacquisition contingency reserves	1,656	-
Other expense	18	6

Net income	$5,668	$3,270

See accompanying notes.

Braddock Holdings, LLC
(A Limited Liability Company)

Consolidated Statements of Changes in Members' Equity

	Common	Common	Accumulated
	Stock, Class A	Stock, Class B	Earnings

	(In Thousands)

Balance December 29, 2001	$14	$2,800	$808
Net income	-	-	3,270
Option exercise	-	(742)	-
Distributions to members	-	-	(1,914)

Balance December 29, 2002	14	2,058	2,164
Net income	-	-	5,668
Distributions to members	-	-	(2,314)

Balance December 28, 2003	$14	$2,058	$5,518

See accompanying notes.

Braddock Holdings, LLC
(A Limited Liability Company)

Consolidated Statements of Cash Flows

Years ended
	December 28	December 29
	2003	2002

(In Thousands)
Cash flows from operating activities
Net income	$5,668	$3,270
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	492	303
Allowance for doubtful accounts	(1,656)	-
Reserve for inventory obsolescence	(637)	-
Increase in minority interest in equity of consolidated subsidiary	2,690	1,550
Changes in assets and liabilities:
Receivables	(1,480)	(1,327)
Inventories	(516)	644
Prepaid and other assets	(113)	175
Accounts payable-trade	618	(137)
Other accrued liabilities	216	44

Net cash provided by operating activities	5,282	4,522

Cash flows from investing activities
Purchase of intellectual property	(300)	-
Additions to property, plant, and equipment	(440)	(1,284)

Net cash used in investing activities	(740)	(1,284)

Cash flows from financing activities
Debt repayments	(3,132)	(1,218)
Capital lease	(22)	49
Proceeds from sale of common stock	-	82
Member distributions	(3,535)	(1,562)

Net cash used in financing activities	(6,689)	(2,649)

Net change in cash and cash equivalents	(2,147)	589
Cash and cash equivalents, beginning of period	3,239	2,650

Cash and cash equivalents, end of period	$1,092	$3,239

See accompanying notes.

1. Nature of Business

The consolidated financial statements include the accounts of Braddock Holdings, LLC (the Company) and its subsidiary, Pinnacle Electronics, LLC. Intercompany accounts and transactions have been eliminated in consolidation. Braddock Holdings, LLC is a newly formed entity, created for the express purpose of holding a majority of the outstanding stock of Pinnacle Electronics, LLC. Minority interest holders represent key management of Pinnacle Electronics, LLC. On September 14, 2001, Pinnacle Electronics, LLC acquired certain assets and liabilities of Contraves, Inc. (collectively, the Subsidiary). For over 100 years, the Subsidiary has been a leader in high-end precision electronic manufacturing, designing, and engineering of superior quality electronic and electromechanical systems for a diverse customer base, including the manufacture of glass containers, and the transportation, telecom, mining, and safety industries.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sales Recognition

The Subsidiary manufactures equipment for commercial customers and recognizes revenue when title to the goods passes to the customer. In accordance with an agreement with a principal customer, sales are recognized either once the equipment is shipped, or completed and segregated in the Subsidiary's warehouse, and in each scenario title passes to the customer. Sales are recorded net of any discounts on returns and commissions, totaling approximately $94,000 and $229,000 for the years ended December 28, 2003 and December 29, 2002, respectively.

The Subsidiary includes shipping costs as a component of cost of sales. The Subsidiary incurred approximately $205,000 and $183,000 of such costs for the years ended December 28, 2003 and December 29, 2002, respectively.

2. Significant Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments, which potentially subject the Subsidiary to a concentration of credit risk, principally consist of cash, cash equivalents, and trade receivables.

Sales to major customers exceeding 10% are as follows:

	Years ended
Customer	December 28 2003	December 29 2002

A	54%	58%
B	13%	7%
C	11%	16%

Trade credit is extended based upon evaluations of each customer's ability to perform its obligations, which are updated periodically. Credit losses are provided for in the financial statements and have generally been within management's expectations. However, during 2003, the Subsidiary reversed approximately $1.6 million of previously recorded reserves. The reversals were made in response to the perceived improvement in financial stability of its major commercial customer.

The Subsidiary invests available cash in money market securities of various banks with high credit ratings.

Cash Equivalents

The Subsidiary considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents.

Inventories

The Subsidiary uses an actual cost system for purposes of tracking raw materials, finished products, and products in process inventories. Inventories are stated generally at the lower of actual weighted average cost or market. Market is replacement cost or net realizable value depending on the stage of completion.

2. Significant Accounting Policies (continued)

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals and betterments which extend the physical or economic useful life of related assets are capitalized. For federal income tax purposes, the Subsidiary uses accelerated methods of depreciation. Depreciation for financial reporting purposes is determined using the straight-line method based on estimated useful lives of depreciable assets, as follows:

Machinery and equipment	3-20 years
Furniture and fixtures	5-10 years

The Subsidiary evaluates its long-lived assets, when indicators of impairment are present, to assess whether the carrying values have been impaired using the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement indicates that if the sum of the future expected cash flows associated with an asset, undiscounted and without interest charges, is less than the carrying value, an asset impairment must be recognized in the financial statements. The amount of the impairment is the difference between the fair value of the asset and the carrying value of the asset.

Income Taxes

The Company and the Subsidiary are organized as limited liability companies (LLC) and are not subject to federal income tax.

Fiscal Year

The Subsidiary's fiscal year is the 52- or 53-week period which ends on the last Sunday in December.

2. Significant Accounting Policies (continued)

New Pronouncements

In July 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146), which supersedes EITF No. 94-3, Liability Recognition for Certain Employment Termination Benefits and Other Costs to Exit an Activity. SFAS 146 requires companies to record liabilities for costs associated with exit or disposal activities to be recognized only when the liability is incurred instead of at the date of commitment to an exit or disposal activity. Adoption of this standard is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this standard had no impact on the Subsidiary's financial statements for the year ended December 28, 2003.

Accounting for Stock-Based Compensation

The Subsidiary accounts for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Subsidiary's stock at the grant date over the amount an employee must pay to acquire the stock. This expense is recognized ratably over the vesting period.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. Statement 148 amends FASB Statement No. 123, Accounting for Stock-Based Compensation (Statement 123), to provide alternative methods of transition to Statement 123's fair value method of accounting for stock-based compensation.

Pro forma disclosures related to net income, as required by Statement 123, have not been provided, as they do not materially differ from the net income amounts reported.

The fair value of these options in 2003 and 2002 was estimated at the date of grant using the minimum value option pricing model with the following assumptions: risk-free interest rates of 4.0%, dividend yield of 0.0%, a volatility factor of 0.0%, and a weighted-average expected life of five years.

2. Significant Accounting Policies (continued)

Acquisition

On October 29, 2003, Pinnacle POS, LLC entered into a purchase/sale agreement with Aspeon, Inc., in order to purchase certain assets totaling approximately $300,000. The purchase price was paid in cash.

The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition.

At October 29 2003

(In Thousands)

Current assets	$ 33
Property, plant, and equipment	25
Intellectual property	242

Total assets acquired	300

Current liabilities	-
Total liabilities assumed	-
Net assets acquired	$ 300

The newly created entity, Pinnacle POS, LLC, is a limited liability company. Pinnacle Electronics, LLC is the sole member of Pinnacle POS, LLC; accordingly, Pinnacle POS, LLC is consolidated in the financial statements of Pinnacle Electronics, LLC at December 28, 2003.

Reclassifications

Certain reclassifications in the financial statements related to distributions payable and management fees have been made for the prior year in order to conform to the current year's presentation.

3. Receivables

Receivables consisted of the following:

	December 28 2003	December 29 2002
	(In Thousands)

Trade-commercial (net of allowance for doubtful accounts of $404 and $307 in 2003 and 2002, respectively)	$7,067	$3,930
Other	-	1

	$7,067	$3,931

4. Inventories

Inventories are as follows:

	December 28 2003	December 29 2002
	(In Thousands)

Raw materials and finished products (net of reserve for obsolescence of $644 and $1,131 in 2003 and 2002, respectively)	$5,325	$3,909
Work-in-process	828	1,091

	$6,153	$5,000

Since certain inventories of the Subsidiary may be sold or issued to work orders at various stages of processing, no practical distinction can be made between raw materials and finished product. Such inventories are therefore presented as a single classification.

5. Property, Plant, and Equipment

Property, plant, and equipment consisted of the following:

	December 28 2003	December 29 2002
	(In Thousands)

Machinery and equipment	$2,424	$1,716
Furniture and fixtures	67	67
Leasehold improvements	324	272
Construction-in-progress	5	325

	2,820	2,380
Less accumulated depreciation and amortization	883	407

Net property, plant, and equipment	$1,937	$1,973

6. Leases

The Subsidiary maintains operating leases for continuing operations for a building and office equipment. The following schedule reflects the future minimum lease payments due under operating leases of the Subsidiary:

Operating Leases
(In Thousands)

For the year ending:
December 26, 2004	$355
December 25, 2005	326

$681

Total rental expense under operating leases was approximately $360,384 and $355,740 for the years ended December 28, 2003 and December 29, 2002, respectively.

7. Debt and Financing Requirements

Debt consisted of the following:

	December 28 2003	December 29 2002
	(In Thousands)

Revolving credit agreement, LIBOR interest rate of 3.70% and 4.35% in 2003 and 2002, respectively	$-	$2,850
Revolving credit agreement, LIBOR interest rate of 3.63% and 4.33% in 2003 and 2002, respectively	-	282
Revolving credit agreement, Prime interest rate	-	-
Less current portion of debt	-	870

Long-term debt	$-	$2,262

In conjunction with the acquisition of certain assets and certain liabilities of the Contraves, Inc. business, as more fully described in Note 1, the Subsidiary entered into a revolving credit loan agreement with a bank that provides for maximum aggregate borrowings of $6,350,000. Interest was at maturity dates based upon various interest rate options at the Subsidiary's discretion. The Subsidiary was required to pay a commitment fee of .375% of the average daily unused amount of the maximum commitment. Outstanding borrowings under the agreement were to mature on September 30, 2006.

During 2003, the Subsidiary paid in full the remaining outstanding principal balance under the revolving credit agreement, with no penalties for prepayment. As of December 28, 2003 and December 29, 2002, the Subsidiary had $2,000,000 unused and available, subject to certain eligibility requirements, under the revolving credit agreement.

Pursuant to the terms of the loan agreement between the Subsidiary and the bank, the Subsidiary is required to maintain compliance with certain financial covenants. At December 28, 2003 and December 29, 2002, the Subsidiary is in compliance with those covenants. Accordingly, a portion of the outstanding borrowings has been classified as long-term, per the debt maturity schedule of the agreement at December 29, 2002. In the event of default, as defined by the loan agreement, the bank is under no obligation to make any further loans, and all outstanding principal and accrued interest up to the point of default is immediately callable. Additionally, in the event of default, the bank has the right of "set-off," as defined in the agreement, relative to all monies on deposit at the bank (from the Subsidiary).

7. Debt and Financing Requirements (continued)

Minimum Cash Reserves, as defined in the revolving credit agreement, had been established, with an initial minimum requirement of $1.5 million. The Minimum Cash Reserve increased to $1.75 million for the period December 31, 2001 through June 29, 2002, and $2.0 million from June 30, 2002 through August 15, 2002. On August 6, 2002, the elimination of the Minimum Cash Reserve was contingent upon a $250,000 prepayment on the term loan. This contingency was met on August 16, 2002, effectively eliminating the Minimum Cash Reserve requirement prospectively.

8. Employee Incentive Plans

The Subsidiary maintains an Employee Incentive Plan that covers substantially all employees and is based on certain financial operating milestones. The profit sharing accrual at December 28, 2003 and December 29, 2002 was approximately $442,000 and $366,000, respectively. The Subsidiary does not provide postretirement health care or life insurance benefits to its employees. The Subsidiary sponsors a contributory 401(k) plan for substantially all employees. Effective January 1, 2002, the Subsidiary matches up to 40% of the employees' first 6% of contributions.

Effective September 18, 2001, the managers of the Subsidiary approved the Pinnacle Electronics, LLC 2001 Unit Option Plan (the Option Plan). The Option Plan provides for the granting of shares of common stock to certain key employees of the Subsidiary. The options, which are not incentive stock options as defined under the Internal Revenue Code of 1986 (the Code), are granted at fair market prices, as determined periodically by the management of the Subsidiary. Generally, the term of each option is determined by the managers of the Subsidiary but shall not exceed ten years from the date of grant. The maximum number of shares which may be issued under the Option Plan was 288,750 and 206,250 as of December 28, 2003 and December 29, 2002, respectively. Pro forma disclosures relating to net income, as required by SFAS No. 123, Accounting for Stock-Based Compensation, have not been provided, as they do not materially differ from the amounts reported.

Significant assumptions included in the calculation of pro forma net income, had compensation costs been determined on the fair value of the options at grant date according to SFAS No. 123, include the Minimum Value option valuation method, a risk-free rate of interest of 4.0%, a dividend yield of 0.0%, a volatility factor of 0.0%, and a weighted-average expected life of five years for 2003 and 2002.

8. Employee Incentive Plans (continued)

During 2002 and subsequent to amendment of the Option Plan, a total of 825,000 Pinnacle Electronics, LLC employee stock options were exercised at the approximate fair value of the underlying shares as determined by management. Consideration received by the Subsidiary, in conjunction with the exercises, was approximately $82,000 of cash and $742,000 of various notes from certain employees. The notes have been classified as a reduction of equity in the balance sheet at December 28, 2003 and December 29, 2002. No other options are outstanding at December 28, 2003.

9. Claims and Contingencies

The Subsidiary is involved in various claims and lawsuits incidental to its business. In the opinion of management, these claims and suits in the aggregate will not have a material adverse effect on the Subsidiary's financial position or results of operations.

10. Subsequent Event

On December 30, 2003, Pinnacle Electronics, LLC signed a letter of intent with Labarge Inc. to sell the entire business of Pinnacle Electronics, LLC. While there is no certainty that this transaction will close, the letter of intent contemplates a closing no later than February 15, 2004. This transaction had no effect on the financial statements of the Company at December 28, 2003.

Pinnacle is italicized per client preference

Consolidated Financial Statements
Braddock Holdings, LLC
(A Limited Liability Company)
Year ended December 29, 2002 and period of September 15, 2001 through December 29, 2001 with Report of Independent Auditors

Braddock Holdings, LLC (A Limited Liability Company) Consolidated Financial Statements

Year ended December 29, 2002 and period of September 15, 2001 through December 29, 2001

Contents

Report of Independent Auditors	1

Audited Consolidated Financial Statements

Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Changes in Members' Equity	4
Consolidated Statements of Cash Flows	5
Notes to Consolidated Financial Statements	6

Report of Independent Auditors

To the Board of Directors and Members
Braddock Holdings, LLC

We have audited the accompanying consolidated balance sheet of Braddock Holdings, LLC (the Company), as of December 29, 2002 and 2001, and the related consolidated statements of operations, changes in members' equity, and cash flows for the year ended December 29, 2002 and the period of September 15, 2001 through December 29, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Braddock Holdings, LLC at December 29, 2002 and 2001, and the results of its operations and its cash flows for the year ended December 29, 2002 and the period of September 15, 2001 through December 29, 2001 in conformity with accounting principles generally accepted in the United States.

ey

/s/Ernst & Young LLP

January 18, 2003

Braddock Holdings, LLC (A Limited Liability Company) Consolidated Balance Sheets

	December 29
	2002	2001

	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$3,239	$2,650
Receivables	3,931	2,604
Inventories	5,000	5,644
Prepaid and other assets	69	244

Total current assets	12,239	11,142
Property, plant, and equipment-net	1,973	991

Total assets	$14,212	$12,133

Liabilities and members' equity
Current liabilities:
Bank debt-short term	$870	$870
Accounts payable-trade	1,526	2,729
Other accrued liabilities	1,898	788
Distributions payable	1,066	-
Capital lease	22	-

Total current liabilities	5,382	4,387

Capital lease-long term	27	-
Bank debt-long term	2,262	3,480

Total liabilities	7,671	7,867

Minority interest	2,305	644

Members' equity:
Common stock, Class A, $1 par value, 28,283 shares authorized,
issued and outstanding	14	14
Common stock, Class B, $1 par value, 2,800,000 shares authorized,
2,058,000 and 2,800,000 issued and outstanding	2,058	2,800
Accumulated earnings	2,164	808

Total members' equity	4,236	3,622

Total liabilities and members' equity	$14,212	$12,133

See accompanying notes.

Braddock Holdings, LLC
(A Limited Liability Company)

Consolidated Statements of Operations

		Period of
		September 15
		2001
	Year ended	through
	December 29	December 29
	2002	2001

	(In Thousands)

Net sales	$33,659	$7,126
Costs and expenses:
Cost of sales	25,967	5,941
Selling, general and administrative	2,455	142
Research and development	93	73
Management fee	156	-
Interest expense-net	142	18
Taxes paid	26	-
Minority interest in income of consolidated subsidiary	1,550	144

Net income	$3,270	$808

See accompanying notes.

Braddock Holdings, LLC
(A Limited Liability Company)

Consolidated Statements of Changes in Members' Equity

	Common	Common	Accumulated
	Stock, Class A	Stock, Class B	Earnings

	(In Thousands)

Balance September 15, 2001	$ -	$ -	$ -
Issuance of common stock, Class A	28	-	-
Issuance of common stock, Class B	-	2,800	-
Net income	-	-	808
Member receivable	(14)	-	-
Minority interest in equity of consolidated subsidiary	-	-	-

Balance December 29, 2001	14	2,800	808
Net income	-	-	3,270
Option exercise	-	(742)	-
Distributions to members	-	-	(1,914)

Balance December 29, 2002	$ 14	$2,058	$2,164

See accompanying notes.

Braddock Holdings, LLC (A Limited Liability Company) Consolidated Statements of Cash Flows

		Period of
		September 15
		2001
	Year ended	through
	December 29	December 29
	2002	2001

	(In Thousands)
Cash flows from operating activities
Net income	$3,270	$808
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	303	104
Increase in minority interest in equity of consolidated subsidiary	1,550	144
Changes in assets and liabilities:
Receivables	(1,327)	(1,072)
Inventories	644	(734)
Prepaid and other assets	175	(94)
Accounts payable-trade	(1,203)	670
Other accrued liabilities	1,110	(102)
Distributions payable	-	-
Capital lease	22	-

Net cash provided by (used in) operating activities	4,544	(276)

Cash flows from investing activities
Purchase of Contraves, Inc., net of cash acquired	-	(4,621)
Additions to property, plant, and equipment	(1,284)	(117)

Net cash used in investing activities	(1,284)	(4,738)

Cash flows from financing activities
Proceeds from borrowings	-	4,350
Debt repayments	(1,218)	-
Capital lease	27	-
Proceeds from sale of common stock	82	3,314
Member distributions	(1,562)	-

Net cash (used in) provided by financing activities	(2,671)	7,664

Net change in cash and cash equivalents	589	2,650
Cash and cash equivalents, beginning of period	2,650	-

Cash and cash equivalents, end of period	$3,239	$2,650

See accompanying notes.

1. Nature of Business

The consolidated financial statements include the accounts of Braddock Holdings, LLC (the Company) and its subsidiary, Pinnacle Electronics, LLC. Intercompany accounts and transactions have been eliminated in consolidation. Braddock Holdings, LLC is a newly formed entity, created for the express purpose of holding a majority of the outstanding stock of Pinnacle Electronics, LLC. Minority interest holders represent key management of Pinnacle Electronics, LLC. On September 14, 2001, Pinnacle Electronics, LLC acquired certain assets and liabilities of Contraves, Inc. (collectively, the Subsidiary). For over 100 years, the Subsidiary has been a leader in high-end precision electronic manufacturing, designing, and engineering of superior quality electronic and electromechanical systems for a diverse customer base, including the manufacture of glass containers, and the transportation, telecom, mining, and safety industries.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sales Recognition

The Subsidiary manufactures equipment for commercial customers and recognizes revenue when title to the goods passes to the customer. In accordance with an agreement with a principal customer, sales are recognized either once the equipment is shipped, or completed and segregated in the Subsidiary's warehouse, in each scenario title passes to the customer. Sales are recorded net of any discounts on returns and commissions, totaling approximately $229,000 and $67,000 for the year ended December 29, 2002 and the period ended December 29, 2001, respectively.

The Subsidiary includes shipping costs as a component of cost of sales. The Subsidiary incurred approximately $183,000 and $30,000 of such costs for the year ended December 29, 2002 and the period ended December 29, 2001, respectively.

2. Significant Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments, which potentially subject the Subsidiary to a concentration of credit risk, principally consist of cash, cash equivalents, and trade receivables.

Two commercial customers of the Subsidiary's operations represented approximately 58% and 16% of sales for the year ended December 29, 2002. The larger of these customers represented approximately 55% of the Subsidiary's sales for the period ended December 29, 2001. Trade credit is extended based upon evaluations of each customer's ability to perform its obligations, which are updated periodically. Credit losses are provided for in the financial statements and have been within management's expectations.

The Subsidiary invests available cash in money market securities of various banks with high credit ratings.

Cash Equivalents

The Subsidiary considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents.

Inventories

The Subsidiary uses an actual cost system for purposes of tracking raw materials, finished products, and products in process inventories. Inventories are stated generally at the lower of actual weighted average cost or market. Market is replacement cost or net realizable value depending on the stage of completion.

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals and betterments which extend the physical or economic useful life of related assets are capitalized. For federal income tax purposes, the Subsidiary uses accelerated methods of depreciation. Depreciation for financial reporting purposes is determined using the straight-line method based on estimated useful lives of depreciable assets, as follows:

Machinery and equipment	3-20 years
Furniture and fixtures	5-10 years

2. Significant Accounting Policies (continued)

Income Taxes

The Company and the Subsidiary are organized as limited liability companies (LLC) and are not subject to federal income tax.

Stock Plan

The Subsidiary accounts for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Subsidiary's stock at the grant date over the amount an employee must pay to acquire the stock. This expense is recognized ratably over the vesting period.

Fiscal Year

The Subsidiary's fiscal year is the 52- or 53-week period which ends on the last Sunday in December.

New Pronouncements

Effective September 15, 2001, the Subsidiary adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), as amended by SFAS 137 and SFAS 138. The adoption of these Statements had no effect on the results of operations of Contraves, Inc., and accordingly has had no effect on the results of operations for the Subsidiary for the periods ended December 29, 2002 and 2001.

2. Significant Accounting Policies (continued)

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS 141 also includes guidance on the initial recognition and measurement of goodwill and intangible assets with indefinite useful lives. SFAS 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives. SFAS 142 requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. Additionally, SFAS 142 requires that goodwill included in the carrying value of equity method investments no longer be amortized.

The Subsidiary adopted SFAS 142 beginning in the first quarter of 2002. Application of the nonamortization provisions of SFAS 142 had no effect on the results of operations for the Subsidiary, due to the excess of the estimated fair value of the net assets acquired over the cost of the acquisition, as discussed more fully below.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which is effective for fiscal year 2002. SFAS 144 provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Application of the new rules did not have any impact on the results of operations or financial position of the Subsidiary for the year ended December 29, 2002.

In July 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146), which supersedes EITF No. 94-3, Liability Recognition for Certain Employment Termination Benefits and Other Costs to Exit an Activity. SFAS 146 requires companies to record liabilities for costs associated with exit or disposal activities to be recognized only when the liability is incurred instead of at the date of commitment to an exit or disposal activity. Adoption of this standard is effective for exit or disposal activities that are initiated after December 31, 2002. It is not anticipated that the adoption of this standard will have a material impact on the Subsidiary's financial statements.

2. Significant Accounting Policies (continued)

Acquisition

On September 14, 2001, Pinnacle Electronics, LLC entered into a purchase/sale agreement with Contraves, Inc.'s parent company, Unaxis USA Holding, Inc., in order to purchase certain assets totaling $10.6 million and certain liabilities totaling $2.9 million of the Contraves, Inc. business. The purchase price was $7.65 million dollars, funded by equity contributions of $3.3 million and a term loan from a lending institution for $4.35 million.

The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition.

At September 14 2001
(In Thousands)

Current assets	$9,620
Property, plant, and equipment	947

Total assets acquired	10,567

Current liabilities	(2,917)

Total liabilities assumed	(2,917)

Net assets acquired	$7,650

The newly created entity, Pinnacle Electronics, LLC is a limited liability company, and, as such, income and losses are allocated to each investor based on the 3,300,000 units owned and outstanding. See Note 8 for current year equity transactions.

3. Receivables

Receivables consisted of the following:

	December 29
	2002	2001
	(In Thousands)

Trade-commercial (net of allowance for doubtful accounts of $55 and $102 in 2002 and 2001, respectively)	$3,930	$2,529
Other	1	75

	$3,931	$2,604

4. Inventories

Inventories are as follows:

	December 29
	2002	2001
	(In Thousands)

Raw materials, finished products, and products in process	$3,909	$4,907
Work-in-process	1,091	737

	$5,000	$5,644

Since certain inventories of the Subsidiary may be sold or issued to work orders at various stages of processing, no practical distinction can be made between raw materials, finished product, and products in process. Such inventories are therefore presented as a single classification.

5. Property, Plant, and Equipment

Property, plant, and equipment consisted of the following:

	December 29
	2002	2001
	(In Thousands)

Machinery and equipment	$1,716	$825
Furniture and fixtures	67	50
Leasehold improvements	272	213
Construction-in-progress	325	7

	2,380	1,095
Less accumulated depreciation and amortization	407	104
Net property, plant, and equipment	$1,973	$991

6. Leases

The Subsidiary maintains operating leases for continuing operations for a building and office equipment. The following schedule reflects the future minimum lease payments due under operating leases of the Subsidiary:

Operating Leases
(In Thousands)

For the period ending:
December 29, 2003	$345
December 28, 2004	345
December 26, 2005	345

$1,035

Total rental expense under operating leases was approximately $355,740 and $107,000 for the year and period ended December 29, 2002 and 2001, respectively.

7. Debt and Financing Requirements

Debt consisted of the following:

	December 29
	2002	2001
	(In Thousands)

Revolving credit agreement, LIBOR interest rate of 4.35% and 5.05% in 2002 and 2001, respectively	$2,850	$3,850
Revolving credit agreement, LIBOR interest rate of 4.33% and 4.40% in 2002 and 2001, respectively	282	250
Revolving credit agreement, Prime interest rate	-	250
Less current portion of debt	870	870

Long-term debt	$2,262	$3,480

In conjunction with the acquisition of certain assets and certain liabilities of the Contraves, Inc. business, as more fully described in Note 1, the Subsidiary entered into a revolving credit loan agreement with a bank that provides for maximum aggregate borrowings of $6,350,000. Interest is at maturity dates based upon various interest rate options at the Subsidiary's discretion. The Subsidiary is required to pay a commitment fee of .375% of the average daily unused amount of the maximum commitment. Outstanding borrowings under the agreement mature on September 30, 2006. As of December 29, 2002 and 2001, the Subsidiary had $2,000,000 unused and available, subject to certain eligibility requirements, under the revolving credit agreement.

Pursuant to the terms of the loan agreement between the Subsidiary and the bank, the Subsidiary is required to maintain compliance with certain financial covenants. At December 29, 2002 and 2001, the Subsidiary is in compliance with those covenants. Accordingly, a portion of the outstanding borrowings has been classified as long-term, per the debt maturity schedule of the agreement. In the event of default, as defined by the loan agreement, the bank is under no obligation to make any further loans, and all outstanding principal and accrued interest up to the point of default is immediately callable. Additionally, in the event of default, the bank has the right of "set-off," as defined in the agreement, relative to all monies on deposit at the bank (from the Subsidiary).

7. Debt and Financing Requirements (continued)

Minimum Cash Reserves, as defined in the revolving credit agreement, had been established and as of December 29, 2001, the Subsidiary was in compliance with the required Minimum Cash Reserve of $1.5 million. This amount was included in cash and cash equivalents at December 29, 2001. The Minimum Cash Reserve increased to $1.75 million for the period December 31, 2001 through June 29, 2002, and $2.0 million from June 30, 2002 through August 15, 2002. On August 6, 2002, the elimination of the Minimum Cash Reserve was contingent upon a $250,000 prepayment on the term loan. This contingency was met on August 16, 2002, effectively eliminating the Minimum Cash Reserve requirement prospectively.

8. Employee Incentive Plans

The Subsidiary maintains an Employee Incentive Plan that covers substantially all employees and is based on certain financial operating milestones. The profit sharing accrual at December 29, 2002 and 2001 was approximately $366,000 and $215,000, respectively. The Subsidiary does not provide postretirement health care or life insurance benefits to its employees. The Subsidiary sponsors a contributory 401(k) plan for substantially all employees. Effective January 1, 2002, the Company matches up to 40% of the employees' first 6% of contributions.

Effective September 18, 2001, the managers of the Subsidiary approved the Pinnacle Electronics, LLC 2001 Unit Option Plan (the Option Plan). The Option Plan provides for the granting of shares of common stock to certain key employees of the Subsidiary. The options, which are not incentive stock options as defined under the Internal Revenue Code of 1986 (the Code), are granted at fair market prices, as determined periodically by the management of the Subsidiary. Generally, the term of each option is determined by the managers of the Subsidiary but shall not exceed ten years from the date of grant. The maximum number of shares which may be issued under the Option Plan is 206,250. During the period ended December 29, 2001, 154,708 options were granted to certain key employees of the Subsidiary, none of which were exercised as of year-end. No compensation expense was recognized for the period ended December 29, 2001. Pro forma disclosures relating to net income, as required by SFAS No. 123, Accounting for Stock-Based Compensation, have not been provided, as they do not materially differ from the amounts reported.

8. Employee Incentive Plans (continued)

Significant assumptions included in the calculation of pro forma net income, had compensation costs been determined on the fair value of the options at grant date according to SFAS No. 123, include the Minimum Value option valuation method, a risk-free rate of interest of 4.0%, a dividend yield of 0.0%, a volatility factor of 0.0%, and a weighted-average expected life of five years.

During 2002 and subsequent to amendment of the Option Plan, a total of 825,000 Pinnacle Electronics, LLC employee stock options were exercised at the approximate fair value of the underlying shares as determined by management. Consideration received by the Subsidiary, in conjunction with the exercises, was approximately $82,000 of cash and $742,000 of various notes from certain employees. The notes have been classified as a reduction of equity in the balance sheet at December 29, 2002. No other options are outstanding at December 29, 2002.

9. Claims and Contingencies

The Subsidiary is involved in various claims and lawsuits incidental to its business. In the opinion of management, these claims and suits in the aggregate will not have a material adverse effect on the Subsidiary's financial position or results of operations.

Financial Statements Contraves, Inc. (A Wholly Owned Subsidiary of UNAXIS USA Holding, Inc.) Period from January 1, 2001 through September 14, 2001 with Report of Independent Auditors

Contraves, Inc. (A Wholly Owned Subsidiary of UNAXIS USA Holding, Inc.)

Financial Statements

Period from January 1, 2001 through September 14, 2001

Contents

Report of Independent Auditors	1

Audited Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Changes in Shareholder's Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6

Report of Independent Auditors

Board of Directors and Shareholder
Contraves, Inc.

We have audited the accompanying balance sheet of Contraves, Inc. (the Company), a wholly owned subsidiary of UNAXIS USA Holding, Inc. (parent company), as of September 14, 2001, and the related statements of operations, changes in shareholder's equity, and cash flows for the period from January 1, 2001 through September 14, 2001.. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Contraves, Inc. as of September 14, 2001, and the results of its operations and its cash flows for the period from January 1, 2001 through September 14, 2001 in conformity with accounting principles generally accepted in the United States.

ey

/s/Ernst & Young LLP
March 22, 2004

Contraves, Inc.

Balance Sheet

September 14, 2001

(In Thousands, except share information)

Assets
Current assets:
Cash and cash equivalents	$3,030
Receivables	3,008
Inventories	6,822
Prepaid and other assets	171

13,031
Property, plant, and equipment-net	4,411
Prepaid pension asset	18,061
Net assets of discontinued operations	49

Total assets	$35,552

Liabilities and shareholder's equity
Current liabilities:
Accounts payable-trade	$2,294
Other accrued liabilities	624
Reserve for discontinued operations	1,111

4,029
Note payable-parent company	11,000
Other noncurrent liabilities	73

15,102
Shareholder's equity:
Common stock, $1 par value, 500,000 shares authorized,
issued, and outstanding	500
Paid-in capital in excess of par value	143,482

Accumulated deficit	(123,532)
20,450

Total liabilities and shareholder's equity	$35,552

See accompanying notes.

Contraves, Inc.

Statement of Operations

Period from January 1, 2001 through September 14, 2001

(In Thousands)

Net sales	$17,406
Costs and expenses:
Cost of sales	14,155
Selling, general, and administrative	1,107
Research and development	682
Interest expense-net	384
Pension income	2,196

Operating income	3,274

Other income	3

Net income	$3,277

See accompanying notes.

Contraves, Inc.

Statement of Changes in Shareholder's Equity

	Common	Paid-in	Accumulated
	Stock	Capital	Deficit
	(In Thousands)

Balance December 31, 2000	$500	$143,482	$(126,809)
Net income	-	-	3,277

Balance September 14, 2001	$500	$143,482	$(123,532)

See accompanying notes.

Contraves, Inc.

Statement of Cash Flows

Period from January 1, 2001 through September 14, 2001

(In Thousands)

Cash flows from operating activities
Net income	$3,277
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	680
Loss on disposal of property and equipment	(4)
Pension income	(2,196)
Changes in assets and liabilities:
Receivables	1,402
Inventories	721
Prepaid and other assets	42
Accounts payable-trade	669
Other accrued liabilities	(201)
Net assets of discontinued operations	-
Provision for discontinued operations	243
Other noncurrent liabilities	(4)

Net cash provided by operating activities	4,629

Cash flows from investing activities
Additions to property, plant, and equipment	(879)
Proceeds from sale of property and equipment	135

Net cash used in investing activities	(744)

Cash flows from financing activities
Net repayments on loan from parent	(2,000)

Net cash used in financing activities	(2,000)

Net change in cash and cash equivalents	1,885
Cash and cash equivalents, beginning of period	1,145

Cash and cash equivalents, end of period	$3,030

See accompanying notes.

1. Nature of Business

Contraves, Inc. (the Company), incorporated in the state of Pennsylvania, designs and builds electromechanical equipment for commercial applications, such as the manufacture of glass containers. The Company previously was active in the design and manufacture of precision instrumentation for the electro-optical, simulation, and test fields for defense and commercial applications. As described in Note 3, during 1997 the Company sold or phased out its divisions which had engaged in these latter activities.

The Company is a wholly owned subsidiary of UNAXIS USA Holding, Inc., which is ultimately owned by Unaxis, a Swiss company.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sales Recognition

The Company manufactures equipment for commercial customers and recognizes revenue when title to the goods passes to the customer. In accordance with an agreement with a principal customer, sales are recognized either once the equipment is shipped, or completed and segregated in the Company's warehouse, and in each scenario title passes to the customer. Sales are recorded net of any discounts on returns.

The Company includes shipping and handling costs as a component of cost of sales.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, principally consist of cash, cash equivalents, and trade receivables.

2. Significant Accounting Policies (continued)

One commercial customer of the continuing operations represented approximately 58% of sales in 2001. To reduce credit risk, the Company performs ongoing credit evaluations of its customers' financial condition but does not generally require collateral.

The Company invests available cash in money market securities of various banks with high credit ratings.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of less than 90 days to be cash equivalents.

Inventories

The Company uses an actual cost system for purposes of tracking raw materials, finished products, and products in process inventories. Inventories are stated generally at the lower of actual weighted average cost or market. Market is replacement cost or net realizable value depending on the stage of completion.

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred; renewals and betterments which extend the physical or economic useful life of related assets are capitalized. For federal income tax purposes, the Company uses accelerated methods of depreciation. Depreciation for financial reporting purposes is determined using the straight-line method based on estimated useful lives of depreciable assets, as follows:

Machinery and equipment	3-20 years
Furniture and fixtures	5-10 years

2. Significant Accounting Policies (continued)

Income Taxes

The Company files a consolidated federal income tax return with its parent, UNAXIS USA Holding Inc. Pursuant to a tax allocation agreement among the members of the affiliated group, the Company's provision for income taxes is the same as the amount that would have been provided on a separate-return basis. Accordingly, no benefit is recognized for operating losses of the Company utilized within the consolidated return group unless it is more likely than not that such losses could be utilized by the Company standing alone in future years under carryforward provisions of federal and state tax laws.

3. Discontinued Operations

During 1997, Contraves, Inc. sold its Fire Control Systems (FCS) and Surveillance Systems (SSD) divisions to Contraves Brashear Systems, L.P. for proceeds of $4,233. Also during 1997, the Company discontinued its Simulation Training Systems (STS) division, resulting in proceeds of $88 and required payments of $3,573 with respect to the transfer of uncompleted contracts. At September 14, 2001, the remaining net assets of these discontinued operations consist of $49.

A provision of $5,490 for costs, related primarily to the final phase-out of STS and the maintenance and sale of certain assets, which are vacant as a result of the Company's restructuring, was established as of December 28, 1997 as a reserve for discontinued operations. As of September 14, 2001, $1,111 of those costs remained and related principally to various pending litigation and governmental contract audit matters. The increase in the accrual of $243 from December 31, 2000 relates to current period revisions to the previously recorded amounts based upon the current underlying facts and circumstances. As discussed more fully in Note 12, the remaining assets and liabilities of discontinued operations were excluded from the liabilities assumed by Pinnacle Electronics, LLC pursuant to an asset purchase/sale agreement between Pinnacle Electronics, LLC and the Company on September 14, 2001.

4. Receivables

Receivables consisted of the following:

September 14
2001
(In Thousands)
Trade-commercial (net of allowance for doubtful accounts of $92)	$2,987
Other	21

$3,008

5. Inventories

Inventories are as follows:

September 14
2001
(In Thousands)

Raw materials and finished products	$6440
Work-in-process	817

7,257
Less reserve for slow-moving inventory	(435)

$6,822

Since certain inventories of the Company may be sold or issued to work orders at various stages of processing, no practical distinction can be made between raw materials and finished product. Such inventories are, therefore, presented as a single classification.

6. Property, Plant, and Equipment

Property, plant, and equipment consisted of the following:

September 14
2001
(In Thousands)

Machinery and equipment	$6,411
Furniture and fixtures	181
Leasehold improvements	2,799
Construction-in-progress	830

10,221
Less accumulated depreciation and amortization	5,810

Net property, plant, and equipment	$4,411

7. Leases

The Company maintains operating leases for continuing operations for a building and office equipment. The following schedule reflects the future minimum lease payments due under operating leases of the Company:

Operating Leases
(In Thousands)

For the fiscal year ending December 31:
2002	$340
2003	340
2004	340
2005	312

$1,332

Total rental expense under operating leases was $239 for the period from January 1, 2001 through September 14, 2001.

8. Debt

Debt consisted of $11,000 due to the parent company with interest at LIBOR plus 1.25%. In conjunction with the acquisition of the Company by Pinnacle Electronics, LLC (Note 12), this debt was converted to equity and therefore has been classified as long-term within the financial statements.

9. Benefit Plans

The Company has a noncontributory defined benefit plan (the Plan), which covers substantially all of its employees. Benefits under the Plan are primarily based on the employee's highest five years of earnings during the last ten years of employment and on the number of years of service. The assets and obligations associated with this plan at September 14, 2001 were as follows:

Period ended
September 14
2001
(In Thousands)

Change in benefit obligations
Benefit obligations, beginning of year	$27,742
Service cost	83
Interest cost	1,470
Actuarial losses (gains)	1,269
Benefits paid	(1,339)
Change in actuarial assumption	-

Benefit obligations, end of year	$29,225

Change in plan assets
Fair value of plan assets, beginning of year	$55,200
Actual return on plan assets	(2,505)
Benefits paid	(1,339)

Fair value of plan assets, end of year	$51,356

Funded status of the plan	$22,131
Unrecognized net actuarial loss	(4,070)

Prepaid pension asset	$18,061

9. Benefit Plans (continued)

Period ended
September 14
2001
(In Thousands)

Weighted-average assumptions
Discount rate	7.25%
Expected return on plan assets	9.00%
Rate of compensation increase	3.00%

Components of net periodic benefit cost (income)
Service cost	$ 83
Interest cost	1,470
Expected return on plan assets	(3,438)
Amortization of prior service cost	-
Recognized net actuarial gain	(311)

Benefit cost (income)	$(2,196)

The Company maintains an Employee Incentive Plan that covers substantially all employees and is based on certain financial operating milestones. The profit sharing accrual at September 14, 2001 was $105.

The Company does not provide postretirement health care or life insurance benefits to its employees. The Company sponsors a contributory 401(k) plan for substantially all employees. Expenses related to the 401(k) plan totaled $199 for the period from January 1, 2001 through September 14, 2001.

10. Income Taxes

At September 14, 2001, the deferred tax liabilities principally related to property and equipment and prepaid pensions. The deferred tax assets principally related to net operating loss carryforwards, general business credits, inventory and restructuring reserves, and the allowance for bad debts. A 100% valuation allowance was established as it was not more likely than not that the benefit from net deductible temporary differences will be realized. The valuation allowance for deferred tax assets as of September 14, 2001 was $39,215. The net change in the total valuation allowance for the period from January 1, 2001 through September 14, 2001 was a decrease of $1,153.

10. Income Taxes (continued)

The net of deferred tax assets and liabilities at September 14, 2001 was as follows:

September 14
2001
(In Thousands)

Deferred tax liabilities	$ 6,141

Deferred tax assets	45,356
Valuation allowance for deferred tax assets	(39,215)

Net deferred tax assets	6,141

Net deferred tax asset/liability	$ -

At September 14, 2001, the Company had net operating loss carryforwards of $129,982 for tax allocation agreement purposes, which will expire in varying amounts through the year 2019. The Company also had a contribution carryforward of $15, which will expire in varying amounts through the year 2003, and a general business tax credit carryforward of $333, which will expire in varying amounts through 2009. Additionally, the Company had minimum tax credit carryforwards of $175 that have no expiration date. If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the carryforwards that could be used.

Historically, the Company filed separate state income/franchise tax returns in several states. For state tax purposes, net operating loss carryforwards are available on a limited basis depending on the specific tax rules in the related states.

For the period ended September 14, 2001, no current provision for state and federal income taxes has been provided due to the existence of the aforementioned net operating loss carryforwards and the lack of sufficient current period taxable income. At September 14, 2001, the net of deferred tax assets and liabilities and valuation allowance was $0.

11. Claims and Contingencies

The Company is involved in various claims and lawsuits incidental to its business. In the opinion of management, these claims and suits in the aggregate will not have a material adverse effect on the Company's financial position or results of operations.

12. Subsequent Event

On September 14, 2001, the Company entered into a purchase/sale agreement with Pinnacle Electronics, LLC (Pinnacle) in order to sale certain assets and certain liabilities of the Contraves, Inc. business. The purchase price was $7.65 million, funded by equity contributions of $3.3 million and a term loan from a lending institution of $4.35 million.

Of the amounts included in these financial statements, the following assets and liabilities of the Company were excluded from the aforementioned sale: (1) prepaid assets of $21; (2) the prepaid pension of $18.1 million; (3) note payable-parent company of $11.0 million; (4) the restructuring reserve of $1.1 million and (5) other long-term liabilities of $73.

On October 29, 2003, a newly created entity, Pinnacle POS, LLC (POS), entered into a purchase/sale agreement with Aspeon, Inc. in order to purchase certain assets totaling approximately $300. The assets acquired were principally comprised of certain intellectual properties. Pinnacle, as the sole member of POS, consolidated POS at December 28, 2003.

On February 17, 2004, Labarge, Inc., through a wholly owned subsidiary, Labarge Electronics, Inc. (LBE), acquired substantially all of the assets and assumed the operating liabilities of Pinnacle pursuant to an asset purchase/sale agreement. Pursuant to the asset purchase/sale agreement, LBE also acquired all of Pinnacle's interest in its wholly owned subsidiary POS. As a result of the transaction, POS became a wholly owned subsidiary of LBE. The aggregate purchase price paid was $41 million.

The effects of these transactions have not been reflected in the financial statements of the Company as of September 14, 2001 and for the period from January 1, 2001 through September 14, 2001.